Exhibit 23.5


                          Consent of Jun He Law Office

We hereby consent to the reference to our firm under the captions "Enforceability of Civil Liabilities and Certain Foreign Issuer Considerations," "Taxation," and "Legal Matters" in the Prospectus contained in the Registration Statement on Form F-1 of Asia Electronics Holding Co. Inc. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission thereunder.



                                                 /s/ Jun He Law Office



August 15, 1997